Exhibit 10.1

CONSULTING AGREEMENT

咨 询 协 议

THIS CONSULTING AGREEMENT (the “Agreement”) is made and entered into as of August 16, 2019, by and between RETO ECO-SOLUTIONS, INC.（NASDAQ:RETO） (the “Company”) and FirsTrust Group, Inc. (Chinese name：鼎泰信诚集团公司) (the “Consultant”).

 本《咨询协议》（以下称“本协议”）由瑞图生态股份公司（纳斯达克代码：RETO）（以下称“公司”）与美国鼎泰信诚集团公司（英文名称：FirsTrust Group, Inc.）（以下称“顾问”）于2019年 8月16日签订。

The Company and the Consultant are collectively referred to as the “Parties” and individually a “Party” herein.

本协议中，公司和顾问统称为“双方”，单独称为“一方”。

WHEREAS, Consultant is capable of providing professional consulting and advisory services for the management, operation and business development of the Company and its affiliates; and

鉴于，顾问有能力向公司及其关联方提供专业的管理、运营及业务发展的咨询服务；

WHEREAS, the Company intends to retain the Consultant to provide consulting services to the Company and its affiliates and the Consultant intends to provide such services;

公司有意聘请顾问提供咨询服务，顾问有意提供该等服务；

NOW, WHEREFORE, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

有鉴于此，本着公平互惠的原则，双方共同承认本合同，双方达成协议如下：

1.	Term. The term of this Agreement shall be twelve (12) months, commencing on August 16, 2019 and ending on August 15, 2020. (the “Term”);

合同期限。 本协议期限为十二（12）个月，自2019年8月16日起始，至2020年8月15日终止（以下称“顾问合同期”）;

2.	Scope of Advice and Services. The Company agrees to engage the Consultant to be one of its independent financial advisors and provide the following services:

咨询服务范围。 公司同意聘请顾问作为其独立财务顾问并提供下列服务：

a)	assisting the Company in planning and implementing new business plans with the objective of improving the Company’s long-term growth and delivering value to shareholders;

协助公司策划和执行未来发展计划, 以促进公司的长期增长，为股东创造价值;

b)	advising the Company’s board of directors and management on all matters (such as opportunity and risk assessment, internal control and etc.) as related to positioning the Company for its next stage of growth;

为公司董事会和管理层提供一切有利于公司下步发展的咨询（比如商机与风险的评估、公司内控等）；

c)	identifying prospective joint venture and strategic alliance opportunities for the Company (both inside and outside China), helping the Company to negotiate agreements, and advising the Company on mergers and acquisitions;

协助公司在海内外寻找合资或战略合作伙伴，并协助公司商谈具体合同，以及为公司的兼并收购提供咨询服务;

d)	working with the Company’s internal and external professional advisors to ensure the Company complies with all the laws, regulations and rules applicable to it for being a U.S. listed company;

与公司内部和外部专业顾问合作，确保公司作为一家美国上市公司符合全部适用于公司的法律、法规和规则；

e)	identifying potential merger and acquisition targets for the Company, and provide necessary business analysis, evaluation and due diligence with regard to the targeted companies as requested by the Company, as well as advising the Company on specific mergers/acquisitions matters or transactions.

为公司物色潜在的兼并收购对象，并根据公司的要求针对目标公司提供必要的业务分析、评估以及尽职调查，同时向公司提供特定兼并收购事项或交易的顾问服务。

3.	Consultant’s Availability. During the Term, the Company shall be entitled to request the Consultant’s services at commercially reasonable times and upon commercially reasonable notice. The Consultant’s services are not exclusive to the Company and the Consultant has the right to perform services for other persons or entities. However, the Consultant shall notify the Company immediately if it performs consulting services for any other person or entity that could conflict with its obligations under this Agreement. Upon receiving such notice, the Company may terminate this Agreement or consent to the Consultant’s outside consulting activities. The Company’s failure to give the Consultant a notice to terminate this Agreement within thirty (30) days from receiving a written notice of a potential or actual conflict of interest from the Consultant, shall constitute the Company’s ongoing consent to the Consultant’s outside consulting services.

利益冲突. 在顾问合同期内，公司有权在商业上合理的时间通过商业上合理的通知要求顾问提供服务。顾问不只为公司提供独家服务，顾问有权为其他个人或实体提供服务。但是，如果顾问为其他个人或实体提供的服务与其在本协议项下义务存在利益冲突，顾问必须立即通知公司，公司接到通知后有权解除本协议或允许顾问开展其他业务。若公司在接到顾问发出的关于潜在的或实际的利益冲突的书面通知之日起三十（30）日内没有通知顾问解除本协议，即代表公司允许顾问进行其它的业务。

4.	No Authority to Bind Company. The Consultant shall not sign any agreement, contract or letter of intent for the Company without the Company’s prior written consent. The Company’s agent shall not have the power to bind the Company or to commit the Company to any legal obligation, unless the Consultant is provided with written authority by the Company.

顾问权限. 在没有得到公司事先书面同意之前，顾问无权代表公司对外签署任何协议、合同或意向书。除非公司出具书面授权，顾问无权使公司或承诺公司将受约束于任何法律义务。

5.	Compensation. In exchange for Consultant’s agreeing to provide the advice and services described in this Agreement, the Company shall compensate the Consultant as follows:

报酬。 作为顾问同意提供本协议描述的咨询服务的对价，公司同意按以下方式向顾问支付报酬：

a)	Four hundred thousand (400,000) shares of the Company’s common shares, $0.001 par value, bearing a restrictive legend under the Securities Act of 1933, as amended (the “Shares”) as total compensation in lieu of cash fee for Consultant’s services to the Company. The Shares shall be issued to the Consultant in one lump sum payment, and the Company shall use its best efforts to cause the Shares to be issued to the Consultant within twenty days from signing of this Agreement. All Shares issued to the Consultant shall be deemed to have been earned upon issuance (with full consideration provided). Consultant is an accredited investor as that term is defined in Rule 501(a) under the Securities Act of 1933; and the Consultant is accepting the Shares for long-term investment purposes, and not with a view to resale or distribution. The Consultant further represents that neither it nor any of its Rule 506(d) Related Parties is a “bad actor” within the meaning of Rule 506(d). For purposes of this Agreement, “Rule 506(d) Related Party” shall mean a person or entity covered by the “Bad Actor disqualification” provision of Rule 506(d). For the avoidance of doubt, the parties agree that for the purposes of Rule 144 of the Securities Act of 1933, as amended, the holding period of the Shares shall commence upon issuance of the Shares. The Consultant shall not, from the date of execution of this Agreement and continuing to and including the date 360 days after the execution of this Agreement (the “Lock-Up Period”), (i) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.

支付顾问共计40万股的公司的普通股，每股面值为0.001美元，带有1933年证券法（经不时修订）下的限制的股票（以下统称“股票”）作为顾问服务费用，取代顾问给公司提供服务的现金费用。在本协议签署日后二十日内，该等股票须被一次性发行给顾问且公司须尽其最大努力促使该等股票被发行给顾问。所有股票在发行后即被视为已全额支付（全部对价已被提供）。顾问为一名1933年证券法第501条（a）款下所定义的已获得官方认可的投资者；且该顾问接受股票的目的为长期投资，并非以转售或分配为目的。该顾问进一步表明，其与第506条（d）款下所定义的其关联方均非第506条（d）款下所述之“恶意行为人”。为本协议之目的，“第506条（d）款关联方”指第506条（d）款中“被取消资格的恶意行为人”定义下的人或实体。为避免疑义，双方同意为1933年证券法（经不时修订）第144条之目的，股票的持股期限将从股票发行之日起算。自本协议签署之日起至签 署后第360日止（包括第360日）的期间内（以下称“锁定期”），顾问不得：(i) 要约、质押、宣布出售意向、出售、协议出售、出售任何期权或协议购买、购买任何期权或协议出售、授予任何期权、购买权或购买的保证，或直接或间接转让或处置任何股票或任何可转换为、可行使或可转换为股票的证券，或（ii）订立任何能导致经济后果为全部或部分转让股票所有权的任何掉期或其他协议，不论上述条款（i）与条款（ii）中所述的任何此类交易是否将以现金或其他形式通过交付股票或其他此类证券的方式被结清。

b)	Within the Term of this Agreement, the Company agrees to engage Consultant or its U.S. broker/dealer affiliate, FT Global Capital to act as an investment bank or placement agent and will pay a finder’s fee if it receives any equity or debt investment in connection with the Consultant’s introduction or effort. The finder’s fee will include a cash placement fee equal to 8% of the total cash raised, plus 10% warrant coverage. The details will be addressed in a separate financing agreement signed by both Parties.

本协议顾问合同期内，公司同意聘请顾问或其美国券商机构FT Global Capital担任投资银行或配售代理。如果公司从顾问介绍的投资者处获得股权融资或债务融资，公司应支付相当于融资总额8%的现金加10%的认股权证。具体内容会在双方另行签署的一份单独的融资协议中列明。

6.	Type of Relationship. It is agreed that the Consultant is not the Company’s employee, agent or representative, and this Agreement does not constitute an employer-employee relationship or a partnership. The consultant shall pay federal, state and local income taxes and other taxes. Save for otherwise required by any applicable laws, the Company shall not deduct any federal and state income taxes, social security tax, unemployment tax, and employment insurance from the payments due hereunder to the Consultant.

双方关系. 双方同意，顾问并非公司的职员或代表，本协议不构成任何有关雇主和员工的关系或者合伙关系。顾问应支付任何联邦、州及地方的所得税及其它税金。除非任何适用法律另有规定，公司不会从顾问的收入中扣除任何联邦及州的所得税、社会安全税、失业税以及劳工保险，所有这一切将由顾问自己向政府上报和支付。

7.	No Licensed Advice or Services. The Company agrees that the Consultant is not:

(a) rendering legal advice;

(b) performing accounting services

(c) acting as an investment advisor; or

(d) acting as a broker-dealer within the meaning of any United States federal and state securities laws.

非执照型咨询或服务. 由于以下服务需要相关准入执照，故公司理解顾问不提供：

（a）、法律意见；

（b）、会计服务；

（c）、理财服务；或者

（d）、任何美国联邦或州证券法律规定的经纪商服务

8.	No Guaranty. The Company agrees that Consultant cannot guarantee the results or effectiveness of any services the Consultant provides. Rather, the Consultant shall use its commercially reasonable efforts to provide advice and conduct its services in a professional manner and according to good industry practice.

非承诺声明. 公司理解并同意顾问的服务不能保证最终结果或影响。然而，顾问应以职业的态度和行业经验尽最大努力为公司提供服务。

9.	Confidentiality. The Consultant agrees that any information, such as the Company and its affiliates’ business, operations or future plans shall be kept confidential. Without the Company’s prior written consent, the Consultant shall not disclose confidential information to any third party, except for the Company’s lawyers, accountants, commercial bankers and investment bankers. The Consultant also agrees to sign a commercially reasonable Confidentiality Agreement and Insider Trading Policy.

保密条款. 顾问同意严守有关公司以及其下属子公司业务、运作或前景情况的秘密，未经公司事先书面同意，除公司的律师、审计师、商业及投资银行外，不得向任何第三方泄露公司的商业秘密以及其它保密信息。顾问同意签署合理的商业保密协议，以及禁止内部交易协议。

10.	Termination
(a)	Unless being extended in accordance with this Agreement, this Agreement shall terminate upon the expiration of the Term.
(b)	Through mutual agreement by the Parties, this Agreement may be terminated prior to the expiration of the Term.
(c)	The Company is entitled to terminate this Agreement according to Article 3 of this Agreement prior to the expiration of the Term.

终止.

（a）除非依据本协议续展，本协议至顾问服务期届满之日终止。

（b）经双方协商一致，可以提前终止本协议。

（c）公司可根据本协议第3条提前终止本协议。

11.	No Assignment. Any attempt to assign this Agreement shall be null and void.

禁止转让. 任何试图将本协议转让给第三方的行为都将被视为无效行为。

12.	Written Modification. Any modification, deletion or addition to this Agreement requires the written consent of both Parties before it becomes effective. This Agreement is also binding upon the heirs, trustees, and other legal representatives of both Parties.

书面修改. 有关本协议的任何增删或改动须经双方书面确认后才能最终生效。本协议同样对双方继承人、受托人或其他形式的法定代理人有效。

13.	Entire Agreement. This Agreement contains the entire understanding between the Parties hereto regarding the transactions described hereby. It replaces all other agreements between the Parties regarding the Consultant’s services performed for the Company.

完整协议. 本协议包括了双方在此提到的有关交易的所有理解，也将取代任何双方关于顾问向公司提供服务的在先约定。

14.	Governing Law and Jurisdiction. This Agreement shall be governed and construed according to the laws of State of New York and subject to the jurisdiction of New York’s courts.

适用法律和管辖权。本协议按照美国纽约州法律规定遵守并执行，受纽约州法院管辖。

15.	Resolving Disagreements. Any dispute arising out of or relating to this Contract failed to be resolved by the Parties through good faith negotiation shall be submitted to the Judicial Arbitration and Mediation Services (“JAMS”) in New York to arbitrate the disagreement.

争议解决. 因本合同产生的或与本合同有关的任何争议，如双方未能通过友好协商解决的，应被提交至美国司法仲裁会(“JAMS”)在纽约市进行仲裁或调解。

16.	Counterparts. This Agreement may be executed in more than two counterparts, each of which shall be enforceable against the Parties executing such counterparts, and all of which together shall constitute a single document. Except as otherwise stated herein, a facsimile transmission or copy of the signed original documents shall be as effective and enforceable as the original.

合同副本. 本协议可允许有两份以上同时签字的相同版本，每一版本都可以视为本协议的原件。除非本协议另有约定，经签署的原件的传真件或复制件将视为原件并即时生效。

17.	Signing. If this Agreement is consistent with your understanding, please sign the enclosed copy of it in the space indicated below and return it to the undersigned. This Agreement is effective immediately after signed.

签署. 如果双方理解并同意以上条款，请在本协议签章处签署。本协议在双方签署后立即生效。

18.	Public Filing. The Consultant acknowledges that the Company may file this Agreement with the SEC as an exhibit to a Form 6-K and other filings with the SEC.

RETO ECO-SOLUTIONS, INC.		FirsTrust Group, Inc.
瑞图生态股份公司 Representative: 代表人：		鼎泰信诚集团公司 Representative: 代表人：
Signature		Signature
签字	/s/ Dai Guangfeng	签字	/s/ Patrick Ko
Date 日期 8/16/2019		Date 日期 8/16/2019